                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12


                             DENDREON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6) Amount Previously Paid:

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     (7) Form, Schedule or Registration Statement No.:

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     (9) Date Filed:

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

                             DENDREON CORPORATION
                               3005 First Avenue
                           Seattle, Washington 98121

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 16, 2001

                               ----------------

TO THE STOCKHOLDERS OF DENDREON CORPORATION:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of DENDREON CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, May 16, 2001 at 10:00 a.m. local time at 3005 First Avenue, Seattle, Washington 98121, for the following purposes:

   1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

   2. To approve the amendment of the Company's 2000 Equity Incentive Plan to modify the initial and annual stock option grants to non-employee directors under the plan.

   3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

   4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 2, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ T. Dennis George

                                        T. Dennis George, J.D.
                                        Senior Vice President, Corporate
                                         Affairs, General Counsel and Secretary

Seattle, Washington
April 11, 2001

 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             DENDREON CORPORATION

                               3005 First Avenue
                           Seattle, Washington 98121

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 16, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Dendreon Corporation, a Delaware corporation ("Dendreon" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 16, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3005 First Avenue, Seattle, Washington 98121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 11, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of common stock at the close of business on April 2, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001 the Company had outstanding and entitled to vote 24,695,276 shares of common stock.

   Each holder of record of common stock on such date will be entitled to one vote for each share held on each matter to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3005 First Avenue, Seattle, Washington 98121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 12, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on February 15, 2002, nor earlier than the close of business on January 16, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of eight members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual
Meeting

   Gerardo Canet, age 55, has served as one of the Company's Directors since December 1996. Mr. Canet has been President, Chief Executive Officer, and a member of the Board of Directors of IntegraMed America, Inc., a manager of reproductive fertility centers, since 1994. From 1989 to 1994, Mr. Canet held various executive management positions with Curative Health Services, Inc., most recently as Executive Vice President and President of its Wound Care Business Unit. From 1979 to 1989, Mr. Canet held various management positions with Kimberly Quality Care, Inc., a provider of home health care services, most recently as Executive Vice President and Chief Operating Officer. Mr. Canet received a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

   Ralph Shaw, J.D., age 62, has served as one of the Company's Directors since March 1996. Mr. Shaw has been the general partner of Shaw Venture Partners, Shaw Venture Partners II, Shaw Venture Partners III, and Shaw Venture Partners IV, venture capital firms formed by Mr. Shaw and U.S. Bancorp in 1983, 1989, 1994, and 1995, respectively. In 1980, Mr. Shaw formed Shaw Management Company, an investment counseling firm. Mr. Shaw currently serves as a director of Schnitzer Steel Industries, Inc. Mr. Shaw received a B.B.A. in Public Accounting from Hofstra University and a J.D. from New York University's School of Law.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

   William Crouse, age 58, has served as one of the Company's Directors since January 1994 and as its Chairman of the Board of Directors from April 1995 through December 2000. Since 1994, Mr. Crouse has been Managing Director of HealthCare Ventures LLC, the management company for HealthCare Ventures III, L.P., HealthCare Ventures IV, and HealthCare Ventures V, L.P., venture capital funds specializing in biotechnology. Prior to joining HealthCare Ventures LLC, Mr. Crouse was Worldwide President of Ortho Diagnostic Systems, Inc., a manufacturer of diagnostic tests and reagents, and a Vice President of Johnson & Johnson International, from 1987 to 1993. Mr. Crouse currently serves as a director of BioTransplant Inc. and OraSure Technologies, Inc. Mr. Crouse received a B.S. in Finance and Economics from Lehigh University and an M.B.A. with Distinction in Marketing Management from Pace University.

   Timothy Harris, Ph.D., age 50, has served as one of the Company's Directors since February 1999. Dr. Harris has been President and Chief Executive Officer of Structural GenomiX, Inc., a biotechnology company, since April 1999. From 1993 to January 1999, Dr. Harris was Senior Vice President of Research and Development for Sequana Therapeutics Inc., which became Axys Pharmaceuticals, Inc., a biopharmaceutical company, in 1998. Before joining Sequana, Dr. Harris was Director of Biotechnology at Glaxo Group Research in England. Dr. Harris received a B.S. and a Ph.D. in Virology from the University of Birmingham, England.

   Ruth Kunath, age 49, has served as one of the Company's Directors since December 1999. Ms. Kunath has been biotechnology portfolio manager for Vulcan Ventures Incorporated, a venture capital firm founded by Paul G. Allen to research and implement his investments, since 1992. Prior to her employment at Vulcan Ventures Incorporated, Ms. Kunath spent nine years managing Seattle Capital Management Equity transactions and eight years as the Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management.
Ms. Kunath currently serves as a director of Curis, Inc., PTC Therapeutics Inc., Rosetta Inpharmatics, Inc. and VaxGen, Inc. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

Directors Continuing in Office Until the 2003 Annual Meeting

   Christopher S. Henney, Ph.D., D.Sc., age 60, has served as the Company's Chief Executive Officer and Director since May 1995, and as Chairman of the Board of Directors since January 2001. Dr. Henney also served as the Company's President from May 1995 until December 2000. In 1989, Dr. Henney co-founded ICOS Corporation, a publicly-held biotechnology company, where from 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and Director. In 1981, Dr. Henney co-founded Immunex Corporation, a publicly-held biotechnology company, where from 1981 to 1989, he held various positions, including Director, Vice Chairman and Scientific Director. Dr. Henney is also a former academic immunologist. Dr. Henney currently serves as a director of Bionomics, Inc., ExGenix Operations Pty Ltd, Sonus Pharmaceuticals Inc., Structural GenomiX, Inc., and Techne Corporation. Dr. Henney received a B.Sc. with Honors, a Ph.D. in experimental pathology and a D.Sc. for his contributions to immunology from the University of Birmingham, England.

   David L. Urdal, Ph.D., age 51, has served as the Company's President since January 2001 and as the Company's Chief Scientific Officer and Vice Chairman of the Company's Board of Directors since joining the Company in July 1995. Dr. Urdal served as the Company's Executive Vice President from January 1999 through December 2000. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal received a B.S. and M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

   Douglas Watson, age 56, has served as one of the Company's Directors since February 2000. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm which he founded in June 1999. Since June 2000, Mr. Watson has also served as President and Chief Executive Officer of Valigen, N.V., a European-

American life sciences company. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, a pharmaceutical company. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation in December 1996. From April 1986 to March 1996, Mr. Watson served as the President of Ciba Pharmaceuticals Division. Mr. Watson's career spanned 33 years with Novartis, having joined Geigy (UK) Ltd. in 1966. Mr. Watson currently serves as a director of Engelhard Corporation, a supplier of environmental technologies and chemical products, and Summit Bank Corporation. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held nine meetings and acted by unanimous written consent five times. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Watson (Chairman) and Canet, and Dr. Harris. It met three times during fiscal 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Crouse (Chairman) and Shaw, and Dr. Harris. It met one time during fiscal 2000.

   The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three directors: Messrs. Crouse (Chairman) and Watson, and Dr. Henney. The Nominating Committee, which was formed in December 2000, did not meet in 2000.

   During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors(1)

 Dendreon Corporation Audit Committee Report

   The Audit Committee of the Dendreon Board of Directors (the Audit Committee) is composed of three independent directors and operates under a written charter adopted by the Board of Directors (Appendix A). The members of the Audit Committee are Douglas Watson (Chairman), Gerardo Canet, and Timothy Harris, Ph.D. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.
--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other professional standards.

   The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

   Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

   From the members of the Audit Committee of Dendreon Corporation.

   Douglas Watson (Chairman)
   Gerardo Canet
   Timothy Harris, Ph.D.

                                  PROPOSAL 2

              APPROVAL OF AMENDMENT TO 2000 EQUITY INCENTIVE PLAN

   In March 2000, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 2000 Equity Incentive Plan, as amended (the "2000 Plan"), as an amendment and restatement of the Company's 1996 Equity Incentive Plan. In December 2000, the Board approved an amendment to the 2000 Plan to provide that each person who is elected or appointed for the first time to be a non-employee director of the Company will receive an initial grant on the date of his or her election or appointment to the Board to purchase twenty-two thousand five hundred (22,500) shares of the Company's common stock, seven thousand five hundred (7,500) shares of which shall vest on the date of grant and seven thousand five hundred (7,500) shares of which shall vest on each of the first and second anniversaries of the date of grant. In addition, beginning on the third anniversary of each director's election to the Board, each such director shall automatically receive an annual grant to purchase seven thousand five hundred (7,500) shares of the Company's common stock, which shall vest in full upon the date of grant. The Board adopted this amendment to ensure that the Company can continue to attract and retain persons capable of serving as directors of the Company. Prior to this amendment, the 2000 Plan provided that each person who was elected or appointed for the first time to be a non-employee director would receive an initial grant on the date of his or her election or appointment to the Board to purchase twenty-four thousand (24,000) shares of the Company's common stock, which vested in equal installments on the first, second and third anniversaries of the date of grant, and beginning on the fourth anniversary of each non-employee director's election to the Board, each director would receive an annual grant to purchase six thousand (6,000) shares of the Company's Common stock, which vested in full on the one year anniversary of the date of grant. All options granted to non-employee directors are granted at the fair market value of the Company's common stock on the date of grant. As of March 1, 2001, an aggregate of 386,900 shares of the Company's common stock had been granted to directors under the 2000 Plan.

   Stockholder approval of this amendment to the 2000 Plan is not required by the 2000 Plan or otherwise. However, the Board is submitting this amendment to the stockholders for approval as a matter of good corporate practice. If the stockholders fail to approve this amendment, the Board of Directors may reconsider whether or not to keep such amendment.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the 2000 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the 2000 Plan are outlined below:

   A total of four million nine hundred fifty thousand (4,950,000) shares of common stock have been authorized for issuance under the 2000 Plan. Each year, the number of shares reserved for issuance under the 2000 Plan will automatically be increased by the least of (i) five percent (5%) of the total number of shares of the Company's common stock then outstanding, (ii) five hundred fifty thousand (550,000) shares, or (iii) a number to be determined by the Board of Directors. Shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant, but exercised shares repurchased by the Company under a right of repurchase will not again become available for grant.

   The 2000 Plan permits the grant of options to the Company's employees, directors, consultants and those of the Company's affiliates. Options may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, which may be granted only to employees, or nonstatutory stock options. In addition, the 2000 Plan permits the grant of stock bonuses and rights to purchase restricted stock. No person may be granted options covering more than five hundred fifty thousand (550,000) shares of common stock in any calendar year.

   The 2000 Plan is administered by the Board or a committee appointed by the Board. The Board has delegated the authority to administer the 2000 Plan to the Compensation Committee. The Board has also delegated to Dr. Henney, the Company's Chief Executive Officer, the power to grant options to non-officer employees and consultants in accordance with guidelines established by the Compensation Committee. Subject to the limitations set forth in the 2000 Plan, the Compensation Committee has the authority to select the eligible persons to whom award grants are to be made, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to applicable restrictions, to specify other terms of awards. The Board may amend the 2000 Plan as desired without further action by the Company's stockholders except as required by law. The 2000 Plan will continue in effect until terminated by the Board or for a term of ten years from its date of adoption, whichever is earlier.

   The maximum term of options granted under the 2000 Plan is ten years. Incentive stock options granted under the 2000 Plan generally are non-transferable. Nonstatutory stock options generally are non-transferable, although the applicable option agreement may permit some transfers. Options generally expire three months after the termination of an optionholder's service. However, if an optionholder is permanently disabled or dies during his or her service, that person's options generally may be exercised up to 12 months following disability or 18 months following death.

   The exercise price of options granted under the 2000 Plan is determined by the Board, committee or administrator in accordance with the guidelines set forth in the 2000 Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the common stock on the date of grant.

   Options granted under the 2000 Plan vest at the rate determined by the Board, committee or administrator and specified in the option agreement. Typically, options granted under the 2000 Plan vest over four years, at the rate of 25% of the shares subject to the option vesting after one year from the grant date and then vest monthly thereafter. The terms of any stock bonuses or restricted stock purchase awards granted under the 2000 Plan will be determined by the Board, committee or administrator. The purchase price of restricted stock under any restricted stock purchase agreement will not be less than 85% of the fair market value of the Company's common stock on the date of grant. Stock bonuses and restricted stock purchase agreements awarded under the 2000 Plan are generally non-transferable, although the applicable award agreement may permit some transfers.

   Non-Employee Director Stock Option Grants. The 2000 Plan also provides for automatic stock option grants to non-employee directors serving on the Board. Each person who is elected or appointed for the first time to be a non-employee director will receive an initial grant on the date of his or her election or appointment to the Board to purchase twenty-two thousand five hundred (22,500) shares of the Company's common stock, seven thousand five hundred (7,500) shares of which shall vest on the date of grant and seven thousand five hundred (7,500) shares of which shall vest on each of the first and second anniversaries of the date of grant. In addition, beginning on the third anniversary of each director's election to the Board, each such director shall automatically receive an annual grant to purchase seven thousand five hundred (7,500) shares of the Company's common stock, which shall vest in full upon the date of grant. All options granted to non-employee directors will be granted at the fair market value of the Company's common stock on the date of grant.

   The non-employee director stock options will have a maximum term of ten years for an initial grant and five years for an annual grant, and generally must be exercised prior to the earliest of 18 months following the death of the non-employee director, 12 months from the termination of service on the Board by the non-employee director due to a disability, three months from the termination of the service of the non-employee director for any other reason, or the expiration of the original term of the stock option.

   Upon some types of changes in control in the Company's ownership, all outstanding stock awards under the 2000 Plan must either be assumed or substituted by the surviving entity. In the event the surviving entity does not assume or substitute the stock awards, then the vesting and exercisability of outstanding awards will accelerate prior to the change in control and the awards will terminate to the extent they are not exercised prior to the change in control. The stock options will not be transferable except as otherwise provided in a stock option agreement to the extent permitted by federal securities laws and regulations.

   As of March 1, 2001, the Company had issued and outstanding under the 2000 Plan options to purchase 2,201,751 shares of common stock. The per share exercise prices of these options range from $0.46 to $20.69. As of March 1, 2001, 928,331 shares remained available for grant under the 2000 Plan. Automatic annual grants of an additional options to purchase 15,000 shares under the 2001 plan will be granted in 2001 to each of the Company's six current non-employee directors.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. Related to the audit of the Company's financial statements for the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for such audit and for the reviews of the Company's interim financial statements were $97,000.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, Ernst & Young LLP did not bill the Company for any information technology consulting services.

   All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $415,000, of which $398,000 was for audit related services provided in connection with the Company's initial and follow-on public offerings.

   The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

Security Ownership Of Certain Beneficial Owners And Management

   The following table sets forth certain information regarding the beneficial ownership of common stock as of March 1, 2001, by (1) each person or group of affiliated persons known by the Company to own beneficially more than five percent of the outstanding shares of the Company's common stock; (2) each director; (3) each executive officer named in the Summary Compensation Table; and (4) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the address of each of the named individuals is c/o Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of the Company's common stock subject to options or warrants that are exercisable or will become exercisable within 60 days of March 1, 2001 are deemed outstanding for the purpose of computing the percentage of ownership of the person or entity holding options or warrants but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of shares beneficially owned is based on 24,643,074 shares of common stock outstanding as of March 1, 2001.

                                                         Shares     Percentage
                                                      Beneficially Beneficially
                Name and Address                         Owned        Owned
                ----------------                      ------------ ------------
Entities affiliated with HealthCare Ventures LLC (1)   3,809,321       15.4
 44 Nassau Street
 Princeton, NJ 08542

Vulcan Ventures Incorporated (2)....................   4,038,491       16.4
 505 Fifth Avenue South, Suite 900
 Seattle, WA 98104

Christopher S. Henney, Ph.D., D.Sc. (3).............     332,039        1.3

David L. Urdal, Ph.D. (4)...........................     330,925        1.3

T. Dennis George, J.D. (5)..........................      22,323         *

Martin A. Simonetti (6).............................      67,694         *

Frank H. Valone, M.D. (7)...........................     174,676         *

William Crouse (1)..................................   3,816,821       15.4

Gerardo Canet (8)...................................      31,250         *

Timothy Harris, Ph.D. (9)...........................      18,677         *

Ruth Kunath (2).....................................   4,046,741       16.4

Ralph Shaw, J.D. (10)...............................     678,678        2.8

Douglas Watson (11).................................       7,700         *

All executive officers and directors as a
 group (11 persons) (12)............................   9,576,122       38.2

--------
  *  Represents beneficial ownership of less than 1%.

 (1) Includes 2,423,699 shares and warrants to purchase 84,638 shares held by HealthCare Ventures III, L.P., 711,745 shares and warrants to purchase 24,855 shares held by HealthCare Ventures IV, L.P., and 564,384 shares held by HealthCare Ventures V, L.P. Mr. William Crouse, one of the Company's directors, is the Managing Director of HealthCare Ventures LLC, the management company for HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., and HealthCare Ventures V, L.P. and may be deemed to share voting and investment control over these shares. Mr. Crouse disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The shares held by Mr. Crouse include 7,500 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (2) Ms. Kunath, one of the Company's directors, manages the Vulcan Venture Biotechnology Portfolio as an employee of Vulcan Ventures Incorporated and may be deemed to share voting and investment control over these shares. Ms. Kunath disclaims beneficial ownership of the shares held by Vulcan Ventures except to the extent of her pecuniary interest therein. The shares held by Vulcan Ventures Incorporated includes 2,000 shares held by Ms. Ruth Kunath. The shares held by Ms. Kunath include 8,250 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (3) Includes 61,464 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (4) Includes 213,170 shares held jointly with Shirley G. Urdal and 31,098 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (5) Includes 19,555 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (6) Includes 56,673 shares held jointly with Mary Ann Simonetti, 4,833 shares held for the benefit of Mr. Simonetti's minor child and 6,188 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (7) Includes: (a) 8,958 shares held by Judy Valone, Trustee for Frank H. Valone III; (b) 9,280 shares held by Judy Valone, Trustee for Justin Valone; (c) 8,317 shares held by Judy Valone, Trustee for Elizabeth L. Valone; and (d) 113,781 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001. As trustee for Frank
     H. Valone III, Justin Valone and Elizabeth L. Valone, Ms. Judy Valone, the spouse of Dr. Valone, holds voting and dispositive power over all shares held by the trusts.

 (8) Includes 13,750 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

 (9) Includes 18,677 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

(10) Includes 663,112 shares held by Shaw Venture Partners III, L.P. and 7,500 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001. Mr. Ralph Shaw is a general partner of Shaw Venture Partner III, L.P. Mr. Shaw disclaims beneficial ownership of the shares held by Shaw Venture Partners III, L.P. except to the extent of his pecuniary interest therein.

(11) Includes 7,700 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001.

(12) Includes an aggregate of 316,936 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2001 and warrants to purchase an aggregate of 109,493 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of four transactions, was filed late by each of Drs. Henney and Urdal.

Executive Compensation

 Compensation of Directors

   Each non-employee director of the Company receives the sum of $12,000 per annum for his or her service on the Board, payable quarterly at the end of each quarter. In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $21,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

   In May 2000, pursuant to the Company's 2000 Equity Incentive Plan, Mr. Canet received an annual stock option grant to purchase 6,600 shares of the Company's common stock at an exercise price of $4.55 per share, which fully vest on the first anniversary date of grant. In March 2000, Dr. Harris received an option to purchase 16,500 shares of the Company's common stock at an exercise price of $4.55 per share, which vest at the rate of 33 1/3% per year. Upon joining the Company's Board of Directors, in January 2000 and February 2000, Ms. Kunath and Mr. Watson, respectively, each received an option to purchase 26,400 shares of the Company's common stock at an exercise price of $1.82 per share, which vest at the rate of 25% of the shares subject to the option on the first anniversary from the date of grant and 1/48th monthly thereafter.

   In December 2000, under the 2000 Plan, Messrs. Crouse and Shaw each received an option to purchase 22,500 shares of the Company's common stock at $15.44 per share, 7,500 of which vested on the date of grant and 7,500 of which vest on the first and second anniversaries of the date of grant. Under the 2000 Plan, each newly elected director shall receive an initial option grant to purchase 22,500 shares of the Company's common stock, and each director shall receive, beginning on the third anniversary of his or her election to the Board, an annual grant to purchase 7,500 shares of the Company's common stock, which will vest in full on the date of grant.

Compensation of Executive Officers

 Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000. Collectively, these individuals are referred to as "Named Executive Officers."

                          Summary Compensation Table

                                                                             Long-term
                                             Annual Compensation        Compensation Awards
                                             --------------------   ----------------------------
                                                                    Securities
   Name and Principal                                               Underlying     All other
        Position                        Year Salary ($) Bonus ($)   Options (#) Compensation ($)
   ------------------                   ---- ---------- ---------   ----------- ----------------
Christopher S. Henney, Ph.D., D.Sc. ..    2000  315,000    300,000(1)   191,000           --
 Chief Executive Officer and Chairman     1999  300,000    100,000(2)    65,450
 of the Board of Directors

David L. Urdal, Ph.D. ................    2000  250,000    200,000(1)   119,000           --
 President, Chief Scientific Officer      1999  240,000     50,000(2)    39,270
 and Vice Chairman of the Board of
 Directors

Frank H. Valone, M.D. ................    2000  230,000    100,000(1)    66,500
 Senior Vice President, Clinical &        1999  215,000     25,000(2)    16,500        34,424(3)
 Regulatory Affairs, and Chief
 Medical Officer

Martin A. Simonetti...................    2000  190,000    100,000(1)    61,000
 Chief Financial Officer, Senior          1999  175,000     20,000(2)    88,000        44,107(4)
 Vice President, Finance, and
 Treasurer

T. Dennis George, J.D. ...............    2000  165,000     80,000(1)    20,000           --
 Senior Vice President, Corporate         1999   15,086        --        44,000           --
 Affairs, General Counsel and
 Secretary

--------
(1) Consists of bonus earned during fiscal year 2000 and paid in January 2001.
(2) Consists of bonus earned during fiscal year 1999 and paid in January 2000.
(3) Consists of temporary housing expenses and tax gross up payment.
(4) Consists of relocation expenses and tax gross up payment.

 Stock Option Grants and Exercises in Last Fiscal Year

   The following table shows certain information regarding stock options granted to the Company's Named Executive Officers during fiscal 2000. No stock appreciation rights were granted in fiscal 2000. All options granted to these executive officers in the last fiscal year were granted under the Company's 2000 Plan. Each option has a ten-year term, subject to earlier termination if the optionee's service with the Company terminates. Unless otherwise noted, options vest at the rate of 25% on the anniversary of the vesting commencement date and 1/48th monthly thereafter in 36 equal installments. The percentage of total options set forth below is based on options to purchase 1,147,933 shares of common stock granted to employees during fiscal 2000. As of December 31, 2000, options to purchase 2,306,943 shares were outstanding under the 2000 Plan, and options to purchase 460,825 shares remained available for grant. All options are granted at the fair market value on the date of grant as determined by the Company's Board of Directors. Potential realizable values are net of exercise price, but before associated taxes based on the terms of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC and do not represent the Company's estimate or projection of the Company's future common stock price. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Company's Named Executive Officers.

                         Option Grants in Fiscal 2000

                                                                                Potential
                                                                           Realizable Value at
                                                                             Assumed Annual
                                                                             Rates of Stock
                                                                           Price Appreciation
                            Shares      % of Total                           for Option Term
                          Underlying  Options Granted Exercise                   ($)(1)
                           Options    to Employees in Price Per Expiration -------------------
          Name            Granted (#)   Fiscal 2000   Share ($)    Date        5%       10%
          ----            ----------  --------------- --------- ---------- --------- ---------
Christopher S. Henney,      66,000          5.75         1.82    01/03/10    955,680 1,589,280
 Ph.D., D.Sc. ...........  125,000         10.89        14.06    12/14/10  1,105,478 2,801,500

David L. Urdal, Ph.D. ...   44,000          3.83         1.82    01/03/10    637,120 1,059,520
                            75,000          6.53        14.06    12/14/10    667,287 1,680,900

Frank H. Valone, M.D. ...   16,500          1.44         1.82    01/03/10    238,920   397,320
                            50,000          4.36        14.06    12/14/10    442,192 1,120,600

Martin A. Simonetti......   11,000          0.96         1.82    01/03/10    159,280   264,880
                            50,000          4.36        14.06    12/14/10    442,192 1,120,600

T. Dennis George, J.D. ..   20,000          1.74        14.06    12/14/10    176,877   448,240

--------
(1) Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the exercise price per share, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and subtracting from that result the aggregate option exercise price. The assumed 5% and 10% rates of stock appreciation for options granted prior to June 16, 2000, the date of the Company's initial public offering, are based on the Company's initial public offering price of $10.00 per share.

 Option Exercises and Holdings

   The following table sets forth the number of shares of common stock acquired upon the exercise of stock options by the Named Executive Officers during fiscal 2000, and the number and value of the shares of common stock underlying unexercised options held by the Named Executive Officers as of December 31, 2000. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options is based on $15.00 less the exercise price, multiplied by the number of shares underlying the option. All options were granted under the Company's 2000 Plan.

                                                      Shares Underlying     Value of the Unexercised
                                                   Unexercised Options at    In-the-Money Options at
                            Shares                   December 31, 2000(#)     December 31, 2000($)
                          Acquired on    Value    ------------------------- -------------------------
          Name            Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- ----------- ----------- ------------- ----------- -------------
Christopher S. Henney,
 Ph.D., D.Sc. ..........    233,308    2,020,620     28,969      249,608       414,145    1,814,910
David L. Urdal, Ph.D. ..     63,593      663,315     10,408      153,432       147,439    1,137,092
Frank H. Valone, M.D. ..     66,000       89,760    104,958       82,542     1,515,700      492,090
Martin A. Simonetti.....     34,833      225,077      7,334      106,833       103,336      837,642
T. Dennis George,
 J.D. ..................        --           --      14,666       49,334       206,644      432,066

 Employment Contracts, Termination of Employment and Change-in-Control Arrangements

   In October 1998, the Company entered into an employment letter agreement with Drs. Henney and Urdal. This agreement provides that Dr. Henney will receive an annual base salary of $300,000 and Dr. Urdal will receive an annual base salary of $240,000. In addition, Dr. Henney, pursuant to the agreement, was granted an option to purchase 44,000 shares of the Company's common stock at an exercise price of $0.91 per share, which vests monthly on a pro rata basis over four years, beginning May 1, 1998. Dr. Urdal was granted an option to purchase 16,500 shares of the Company's common stock at an exercise price of $0.91 per share, which vests monthly on a pro rata basis over four years, beginning July 1, 1998. Under the agreement, the Company reaffirmed the 1995 grant of options to purchase 198,832 shares of the Company's common stock at an exercise price of $0.46 per share to Dr. Henney and options to purchase 66,277 shares of the Company's common stock at an exercise price of $0.46 per share to Dr. Urdal. One-third of these options granted in 1995 vested when the Company entered into a strategic collaboration with Kirin Brewery Co., Ltd. in December 1998, and two-thirds of these options vested on the closing of the Company's initial public offering. With the exception of these 1995 options, the agreement further provides that the vesting of all stock options held by Drs. Henney and Urdal, respectively, will accelerate by one year if Drs. Henney or Urdal are terminated for any reason other than cause.

Report of the Compensation Committee of the Board of Directors(1)

   The Compensation Committee is currently composed of three non-employee directors: Messrs. Crouse (Chairman) and Shaw and Dr. Harris. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

 Compensation Philosophy

   The goals of Dendreon's compensation program are to align employee compensation with the Company's business objectives and performance and to enable the Company to attract and retain the highest quality

--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

executive officers and other employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. The key elements of this philosophy are as follows:

   Dendreon pays competitively with leading biotechnology companies with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with those companies and sets its parameters based on this comparison.

   Dendreon maintains short and long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels. Dendreon provides significant equity-based incentives for executives and other employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners as well as employees.

   Base Salary. The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers were increased between 8.7% and 20.2% for fiscal 2001 compared to fiscal 2000. The increases were due to fiscal 2000 performance, including the completion of the Company's initial public offering, a subsequent follow-on public offering and the progress in the Company's clinical trials programs, as well as the need to remain within the range of competitive salaries for comparable companies.

   Near-Term Incentives. In December 2000, the Compensation Committee met and determined cash bonuses for performance for the 2000 fiscal year for all executive officers. The actual cash bonus awarded depends on the achievement of specified goals of the Company and individual performance objectives for each executive officer. Cash bonuses awarded to executive officers for 2000 ranged from 42.1% to 95.2% of the executive officers' respective base salaries. The Compensation Committee and the full Board of Directors review and approve the annual performance objectives for the Company. Thc Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. Amounts reflected as "bonuses" in the "Summary Compensation Table" above were paid based on the criteria set forth above.

   Long-Term Incentives. The Company's long-term incentive program consists of stock option grants, pursuant to the Company's Amended 2000 Equity Incentive Plan (the "2000 Plan") and Dendreon's 2000 Employee Stock Purchase Plan. Stock options granted to Dendreon's executive officers under the 2000 Equity Plan generally vest over a four-year period to encourage employees to remain with the Company. Through option grants, executives and employees receive significant equity as an incentive to assist us in building long-term stockholder value. Stock option grants are made at an exercise price of 100% of the fair market value of our Common Stock on the date of grant. Executive officers receive value from these grants only if the Company's Common Stock appreciates over the long-term. Stock option grants awarded to executive officers in fiscal 2000 were intended to provide an incentive to maximize stockholder value over the next several years and to reward executive officers for successfully completing the Company's initial public offering and subsequent follow-on offering and for successfully achieving certain specified clinical trials goals. All executive officers were awarded stock option grants by the Compensation Committee effective December 14, 2000, pursuant to the Company's 2000 Plan. The Compensation Committee does consider the number of options held by executive officers when awarding new grants.

 Corporate Performance and Chief Executive Officer Compensation

   Dr. Henney's base salary during fiscal 2000 as President and Chief Executive Officer was $315,000. His bonus for the fiscal year was $300,000. Dr. Henney's fiscal 2000 base salary was determined by the Compensation Committee in accordance with the criteria set forth above for all executive officers. In 2000, the Company achieved several key objectives. These achievements, as noted above, included the completion of the Company's initial public offering and subsequent follow-on public offering and the advancement of the

Company's clinical trials programs. Accordingly, Dr. Henney received an increase in his cash bonus for fiscal 2000 over the prior year, in accordance with the criteria set forth above for cash bonuses for all executive officers. Pursuant to the Company's 2000 Plan, Dr. Henney also was awarded a stock option grant in January 2000 to purchase 66,000 shares of the Company's Common Stock at an exercise price of $1.82 per share, the fair market value of the Company's Common Stock on the date of grant, and was awarded stock option grants to purchase a total of 125,000 shares of the Company's Common Stock effective December 14, 2000 at an exercise price of $14.0625 per share.

 Limitation on Deduction of Compensation Paid to Certain Executive Officers

   Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code.

   The Compensation Committee has determined that stock options granted under the 2000 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

 Conclusion

   Through the compensation philosophy described above, a significant portion of the Company's executive compensation program, including Dr. Henney"s compensation, is contingent upon Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

  From the members of the Compensation Committee of Dendreon Corporation.

  William Crouse (Chairman)
  Timothy Harris, Ph.D.
  Ralph Shaw

Compensation Committee Interlocks and Insider Participation

   As noted above, decisions about executive compensation are made by the Compensation Committee. No member of the Company's Compensation Committee has been an officer or employee of the Company at any time. Christopher S. Henney, Ph.D., D.Sc., the Company's chief executive officer, is a director and serves on the Compensation Committee of Structural GenomiX, Inc. Timothy Harris, Ph.D., a director and member of the Company's Compensation Committee, is the president and chief executive officer of Structural GenomiX. No other executive officers of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

   The following graph shows the total stockholder return of an investment of $100 in cash on June 16, 2000, the date the Company's common stock was first publicly traded, for (i) the Company's common stock, (ii) the Nasdaq Biotech Index and (iii) the Nasdaq Stock Market (US) Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2000:

              Comparison of Cumulative Total Return on Investment

                              [PERFORMANCE GRAPH]

                                                06/16/00        12/31/00
                                                --------        --------

Dendreon Corporation                               $100         $142.98
Nasdaq Biotech Index                               $100         $117.10
Nasdaq Stock Market (US) Index                     $100         $ 72.49
--------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Transactions

   The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

Other Matters

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: T. Dennis George, Corporate Secretary, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121.

                                          By Order of the Board of Directors

                                          /s/ T. Dennis George

                                          T. Dennis George, J.D.
                                          Senior Vice President, Corporate
                                           Affairs, General Counsel and
                                           Secretary

April 11, 2001

                                  APPENDIX A

                             DENDREON CORPORATION

                        CHARTER OF THE AUDIT COMMITTEE

   The Charter of the Company's Audit Committee is as follows:

Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Dendreon Corporation, a Delaware corporation (the "Company"), will be to (i) study, review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions; (ii) serve as a focal point for communication between non-committee directors, the Company's independent accountants and the Company's management; and (iii) monitor transactions between the Company and its employees, officers and members of the Board, or any affiliates of the foregoing.

Composition

   The Committee will be comprised of three or more independent members of the Board, all of whom must be able to read and understand financial statements and at least one of whom must have past employment experience that results in that individual's financial sophistication. The members of the Committee will be appointed by and serve at the discretion of the Board.

Functions and Authority

   The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law, and the corporate laws of any other state that may apply to the Company in the future, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

   1. Make recommendations to the Board annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding the replacement of the independent auditors and other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors.

   2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate.

   3. At least once a year (i) obtain a written letter from the independent auditor disclosing all relationships that may bear on independence and confirming that he or she is independent; and (ii) discuss with the independent auditor any relationships or services that may impact the independence of the auditor.

   4. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

   5. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

   6. Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

   7. Assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner.

   8. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

   9. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

  10. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

  11. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  12. Review the committee's charter annually and recommend to the Board any necessary updates.

  13. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings

   The Committee will meet at least once per year or more frequently as the Committee deems appropriate. The Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports

   Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

--------------------------------------------------------------------------------

                             DENDREON CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2001

     The undersigned hereby appoints T. Dennis George and Martin A. Simonetti, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dendreon Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dendreon Corporation to be held at 3005 First Avenue, Seattle, Washington on Wednesday, May 16, 2001 at 10:00 A.M. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


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

--------------------------------------------------------------------------------
                                                               Please mark   [X]
                                                               your votes as
                                                               indicated in
                                                               this example.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:  To elect two directors     FOR all nominees      WITHHOLD AUTHORITY
             to hold office until      listed below (except    to vote for all
             the 2004 Annual Meeting   as indicated to the     nominees listed
             of Stockholders.            contrary below).            below.

                                               [_]                    [_]

Nominees:  Gerardo Canet   Ralph Shaw

To withhold authority to vote for any nominee(s) write such nominee{s)' name(s) below:

____________________________________________________________

____________________________________________________________



MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:  To approve an amendment of the          FOR      AGAINST    ABSTAIN
             Company's 2000 Equity Incentive Plan
             to modify the initial and annual        [_]        [_]        [_]
             stock option grants to non-employee
             directors under the plan.

PROPOSAL 3:  To ratify the selection of Ernst &      FOR      AGAINST    ABSTAIN
             Young LLP as independent auditors
             of the Company for its fiscal year      [_]        [_]        [_]
             ending December 31, 2001.



        _________
                  |
                  |
                  |
                  |


                            Pleas vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.



SIGNATURE(S)__________________________________________ Dated___________________
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrator, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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             .  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  .